UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

WEREWOLF THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40366	82-3523180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Talcott Ave, 2nd Floor Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 952-0555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOWL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 13, 2025, Werewolf Therapeutics, Inc. (the “Company”) received a deficiency letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below $1.00 per share, which is the minimum bid price required to maintain continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”).

The Notice has no immediate effect on the listing of the Company’s common stock. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has an initial period of 180 calendar days (which expires on November 10, 2025) to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during this 180 calendar day period, at which time the Staff will provide written notification to the Company that it complies with the Minimum Bid Requirement, unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If the Company does not regain compliance with the Minimum Bid Requirement during the initial 180 calendar day period, it may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would need to transfer the listing of its common stock to the Nasdaq Capital Market, provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards of the Nasdaq Capital Market, with the exception of the Minimum Bid Requirement. To effect such a transfer, the Company would also need to pay an application fee to Nasdaq and provide written notice to the Staff of its intention to cure the deficiency. However, if during the second compliance period it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, the Staff could provide notice that the Company’s common stock will become subject to delisting. Upon receipt of such notice, under Nasdaq rules, the Company may appeal the Staff’s delisting determination to a Hearings Panel (the “Panel”). The Company expects that its common stock would remain listed pending the Panel’s decision. However, if the Company does appeal the delisting determination by the Staff to the Panel, there can be no assurance that such appeal would be successful, or that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other listing requirements.

The Company intends to actively monitor the closing bid price of its common stock and will evaluate available options to regain compliance with the Minimum Bid Requirement. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEREWOLF THERAPEUTICS, INC.

Date: May 15, 2025	By:	/s/ Timothy W. Trost
Timothy W. Trost
Chief Financial Officer and Treasurer